Exhibit 107
CALCULATION OF FILING FEE TABLE
FORM S-8
(Form type)

Skillz Inc.
(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A common Stock, par value $0.0001 per share	Other(6)	3,185,014(2)	$5.70(6)	$18,154,579.80	$0.00013810	$2,507.15

Equity	Class A common Stock, par value $0.0001 per share	Other(7)	637,003(4)	$4.84(7)	$3,083,094.52	$0.00013810	$425.78

Equity	Class A common Stock, par value $0.0001 per share	Other(8)	686,302(3)	—(8)	–	$0.00013810	–

Equity	Class B common Stock, $0.0001 par value per share	Other(6)	686,302(5)	$5.70(6)	$3,911,921.40	$0.00013810	$540.24

Total Offering Amounts					$25,149,595.72		$3,473.16

Total Fees Previously Paid							-

Total Fee Offsets(9)							-

Net Fee Due							$3,473.16

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Class A common stock and Class B common stock of Skillz Inc. (the “Registrant”) that become issuable under the Skillz Inc. 2020 Omnibus Incentive Plan (the “Omnibus Plan”) and/or the Skillz Inc. 2020 Employee Stock Purchase Plan (the “ESPP”), as applicable, by reason of any future share splits, share dividends, recapitalizations or any other similar transactions effected without the receipt of consideration by the Registrant, which results in an increase in the number of outstanding shares of Class A common stock or Class B common stock..

(2)	Represents 850,091, 881,932, 787,649, and 665,342 shares of Class A common Stock that were automatically added to the shares authorized for issuance under the Omnibus Plan on January 3, 2022, January 3, 2023, January 2, 2024, and January 2, 2025, respectively, pursuant to an “evergreen” provision contained in the Omnibus Plan. The total number of shares of Class A common stock under the Omnibus Plan will automatically increase on the first trading day of each calendar year (which began with calendar year 2021) by a number of shares equal to 5% of the total outstanding shares of Class A common stock on the last day of the prior calendar year. Notwithstanding the foregoing, the plan administrator may act prior to January 1 of a given year to provide that there will be no such increase in the share reserve for that year or that the increase in the share reserve for such year will be a lesser number of shares than as provided in the Omnibus Plan. Other than the shares added to the Omnibus Plan as of January 3, 2022, January 3, 2023, January 2, 2024, and January 2, 2025, such additional shares have not been included in this Registration Statement.

(3)	Represents 686,302 shares of Class A common stock issuable upon conversion of shares of Class B common stock reserved for issuance under the Omnibus Plan. A number of shares of Class A common stock equal to the number of shares of Class B common stock subject to awards outstanding under the Omnibus Plan that are forfeited, canceled, settled or otherwise terminated without a distribution of shares will become available for issuance under the Omnibus Plan.

(4)	Represents 170,018, 176,387, 157,530, and 133,068 shares of Class A common Stock that were automatically added to the shares authorized for issuance under the ESPP on January 3, 2022, January 3, 2023, January 2, 2024, and January 2, 2025, respectively, pursuant to an “evergreen” provision contained in the ESPP. The total number of shares of Class A common stock under the ESPP will automatically increase on the first trading day of each calendar year (which began with calendar year 2021) by a number of shares equal to 1% of the total number of outstanding shares of Class A common stock on the last day of the prior calendar year. Notwithstanding the foregoing, the plan administrator may act prior to January 1 of a given year to provide that there will be no such increase in the share reserve for that year or that the increase in the share reserve for such year will be a lesser number of shares than as provided in the ESPP. Other than the shares added to the ESPP as of January 3, 2022, January 3, 2023, January 2, 2024, and January 2, 2025, such additional shares have not been included in this Registration Statement.

(5)	Represents 171,793, 171,503, 171,503, and 171,503 shares of Class B common Stock that were automatically added to the shares authorized for issuance under the Omnibus Plan on January 3, 2022, January 3, 2023, January 2, 2024, and January 2, 2025, respectively, pursuant to an “evergreen” provision contained in the Omnibus Plan. The total number of shares of Class B common stock under the Omnibus Plan automatically increase on the first trading day of each calendar year (which began with calendar year 2021) by a number of shares equal to 5% of the total outstanding shares of Class A common stock on the last day of the prior calendar year. Notwithstanding the foregoing, the plan administrator may act prior to January 1 of a given year to provide that there will be no such increase in the share reserve for that year or that the increase in the share reserve for such year will be a lesser number of shares than as provided in the Omnibus Plan. Other than the shares added to the Omnibus Plan as of January 3, 2022, January 3, 2023, January 2, 2024, and January 2, 2025, such additional shares have not been included in this Registration Statement.

(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h)(1) of the Securities Act based on the average of the high and low prices of a share of the Class A common stock on the New York Stock Exchange on December 5, 2025.

(7)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of $5.70 per share, which is the average of the high and low prices of a share of Class A common Stock on December 5, 2025, as reported on the New York Stock Exchange. Pursuant to the ESPP, the purchase price of the shares of Class A common Stock reserved for issuance thereunder will be the lesser of (i) 85% of the fair market value of a share of Class A common Stock on the first business day of the offering period and (ii) 85% of the fair market value of a share of Class A common Stock on the exercise date.

(8)	Pursuant to Rule 457(i) under the Securities Act, there is no fee associated with the registration of shares of Class A common stock issuable upon conversion of the shares of any Class B common stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of Class B common stock.

(9)	The Registrant does not have any fee offsets.